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                                     EXHIBIT 5.1


                                     [LETTERHEAD]




                                    March 9, 1998

Board of Directors
Advantage Marketing Systems, Inc.
2601 Northwest Expressway, Suite 1210W
Oklahoma City, Oklahoma 73112

Gentlemen:

     We have acted as counsel to Advantage Marketing Systems, Inc., an Oklahoma corporation (the "Company"), in conjunction with the offering of an aggregate of 5,000,000 participation interests (the "Participation Interests").

     The offering of the Participation Interests is more fully described in that
certain Registration Statement on Form SB-2 (No. 333-        ), filed by the
Company with the United States Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), and all amendments thereto the Registration Statement as filed with the such Initial Registration Statement was amended by Amendment No. 1 as filed with the Commission on August 26, 1996 ("Amendment No. 1"), Amendment No. 2 as filed with the Commission on September 18, 1996 ("Amendment No. 2"), Amendment No. 3 as filed with the Commission on November 1, 1996 ("Amendment No. 3"), and Amendment No. 4 as filed with the Commission on November 13, 1996 ("Amendment No. 4") (the "Registration Statement"), and the Prospectus in the form as to be filed with the Commission pursuant to Rule 424(b)(1) of the rules and regulations of the Commission under the Act (the "Prospectus").

     For purposes of this opinion, we have made such investigations as we deem necessary or appropriate and have reviewed and considered, among other certificates, documents and materials, the following:

     (a) The Certificate of Transcript issued by the Secretary of State of the State of Oklahoma certifying that the copy of Certificate of Incorporation of the Company attached thereto is a full, true and correct copy;

     (b) The Certificate of Good Standing issued by the Secretary of State of the State of Oklahoma certifying that the Company is duly organized and existing under and by virtue of the Law of the State of Oklahoma and is in good standing according to the records of its office;

     (c) A copy of the Bylaws, as amended and restated, of the Company as certified by the Secretary of the Company;

     (d) A copy of the resolutions adopted by the Board of Directors of the Company on February 27, 1998, certified by the Secretary of the Company;

     (e) The manually signed Registration Statement and all amendments thereto and the Prospectus;

     (f) The letter, addressed to the Company from the Commission, confirming that the Registration Statement became effective;

     (g) A copy of the Advantage Marketing Systems, Inc. 1998 Distributor Stock Purchase Plan (the "Plan");

     (h) The Certificate of Officers and Directors of the Company dated as of the date of the closing of the offering, delivered to this firm;

     (i) The Officer's Certificate of the Company dated as of the date of the closing of the offering, delivered to this firm; and

     (j) The Secretary's Certificate of the Company dated as of the date of closing of the offering.

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     In conducting our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as certified copies. Based upon our examination and consideration of the foregoing and upon our examination and consideration of such other documents, certificates, records, matters and things as we have deemed necessary for the purposes hereof, we are of the opinion as of the date hereof that:

     1. The Company will be duly organized and existing under the laws of the State of Oklahoma;

     2. All of the issued and outstanding shares of the Common Stock of the Company will have been legally issued, will be fully paid and will not be liable to further call or assessment;

     3. The 5,000,000 Participation Interests to be sold by the Company to the participants in the Plan against payment therefore in accordance with the Plan, will be legally issued, fully paid and will not be liable for further call or assessment;

     In arriving at the foregoing opinion, we have relied, among other things, upon the examination of the corporate records of the Company and certificates of officers and directors of the Company and of public officials. We hereby consent to the use of this opinion in the Registration Statement and all amendments thereto, and to the reference to our firm name under the caption "Legal Matters" of the Prospectus which is included as a part of the Registration Statement.

                                             Very truly yours,

                                             DUNN SWAN & CUNNINGHAM